Exhibit 3.4

Certificate of Designation Certificate of Amendment to Designation - Before Issuance of Class or Series Certificate of Amendment to Designation - After Issuance of Class or Series Certificate of Withdrawal of Certificate of Designation Enter the name of the class or series of stock being designated or amended: Entity or Nevada Business Identification Number (NVID): • Shareholders of the stock being changed • Shareholders of any stock with a higher payout priority if the company dissolves, even if those shareholders normally do not have voting rights. Certificate of Designation or Amendment to Designation Only Page 1 of 2 Revised: 7/1/2026 You must include the filing fee with this form. The filing fee is $175.00. Name of entity as on file with the Nevada Secretary of State: 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Enter the number of shares being designated: Number of Shares After Amendment: Effective date is not to exceed 90 days of the filing date of this form. If left blank, this form will be effective upon filing with the SOS. If you select a later effective date but the effective time is left blank, the effective time will be at 12:01 Pacific time on the specified date. Time Date: Enter "N/A" if the name is not changing. Unless the governing documents say otherwise, the board may amend a class or series of stock only with required stockholder approval. Stockholders holding a majority of the voting power must approve the amendment, unless a higher percentage is required. Approval must include: As of the date of this certificate, no shares of this class or series of stock has been issued. (Optional) LogicMark, Inc. NV20232804130

Designation being withdrawn: Date of designation: As of the date of this filing, no shares of this class or series of stock has been issued for the above certificate of designation. This certificate authorized the withdrawal of the designation by resolution of the board of directors described below: Signature of Officer Attach additional page(s) if necessary. Certificate of Designation Certificate of Amendment to Designation - Before Issuance of Class or Series Certificate of Amendment to Designation - After Issuance of Class or Series Certificate of Withdrawal of Certificate of Designation 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Pursuant to the articles of incorporation and by resolution of the board of directors, this certificate establishes or amends the voting powers, designations, preferences, limitations, restrictions, and relative rights of the class or series of stock described below. Complete for Certificate of Designation and Amendment to Designation Date The organization acknowledges that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing with the Office of the Secretary of State. This form must be signed by an officer of the corporation (a natural person, not an entity). Page 2 of 2 Revised: 7/1/2026 Print First Name Print Last Name Print Title Attach additional page(s) if necessary. You must pay the appropriate fee of $175.00 with this filing. Pursuant to 78.1955(6) (Required) Series J Convertible Preferred Stock 07/28/2026 See board resolution attached hereto. /s/ Mark Archer 10/13/2026 Mark Archer CFO

4896-8971-8229, v.1 LOGICMARK, INC. CERTIFICATE OF WITHDRAWAL OF THE CERTIFICATE OF DESIGNATION, PREFERENCES, AND RIGHTS OF SERIES J CONVERTIBLE PREFERRED STOCK The undersigned, Mark Archer, the Chief Financial Officer ("Authorized Officer") of LogicMark, Inc. (the "Company"), pursuant to the provisions of the Nevada Revised Statutes of the State of Nevada ("NRS"), does hereby certify and set forth as follows: 1. Pursuant to the authority conferred upon the board of directors of the Company (the "Board") pursuant to the articles of incorporation of the Company, as amended, the Board adopted resolutions on October 7, 2026 approving the elimination of the Certificate of Designation, Preferences, and Rights of Series J Convertible Preferred Stock of the Company (the "Series J Preferred Stock") by filing this Certificate of Withdrawal with the Secretary of State of the State of Nevada ("Series J Certificate of Withdrawal"), as set forth herein: "RESOLVED, that, pursuant to the NRS, the authority vested in the Board and the provisions of the articles of incorporation of the Company, as amended and in effect as of the date hereof, the Certificate of Designation, Preferences, and Rights of the Series J Preferred Stock shall be cancelled, eliminated and withdrawn, and all Series J Preferred Stock shall be eliminated, by filing with the Secretary of State of the State of Nevada the Series J Certificate of Withdrawal, with such changes as determined by any Authorized Officer."

4896-8971-8229, v.1 IN WITNESS WHEREOF, this Certificate of Withdrawal has been executed by a duly authorized officer of the Company on this 7th day of October, 2026. __________ Mark Archer Chief Financial Officer 13th day /s/ Mark Archer